Exhibit 99.1
NEWS RELEASE
Contact:	Jack Eversull
The Eversull Group
972-991-1672
972-991-7359 (fax)

E-mail:	jack@theeversullgroup.com
Web Site:	www.atsi.net

Record Revenues Result in 140% Increase
-Expects Net Earnings-

San Antonio, Texas - February 6, 2007 - ATSI Communications, Inc. (OTC BB: ATSX) announced today that the Company’s revenues for the three months ended January 31, 2007 reached $7,065,000, resulting in its 10th consecutive quarter of record revenues that increased 140% over the previous fiscal year’s 2nd quarter ended January 31, 2006. In addition to record revenues, the Company expects to report record gross profit, its 3rd consecutive quarter of positive cash flow from operations, and positive net income for its 2nd quarter ended January 31, 2007.

Complete financial results for the 2nd quarter will be announced along with the Company’s filing of its quarterly report on form 10QSB with the Securities and Exchange Commission. The Company expects a timely filing of its 10QSB to occur by March 19, 2007.

ATSI President and CEO, Arthur L. Smith stated, “We are looking forward to communicating our full financial results for this impressive quarter. Our team has continued to deliver on our plan to increase gross profit while controlling expenses and achieved the desired result of producing positive cash flow from operations on a consistent basis now for 3 consecutive quarters.”

Ruben Caraveo, Sr. VP of Technology and Operations added, “Thirty months of steady improvement in both revenues and gross profit speaks volumes about the proficient and dedicated staff at ATSI. A track record of performance at this level can open up windows of opportunity for consolidation and diversification, both of which are key for building long-term shareholder value.”

ATSI Communications, Inc. operates through its two wholly owned subsidiaries, Digerati Networks, Inc. and Telefamilia Communications, Inc. Digerati Networks, Inc. is a premier global VoIP carrier serving rapidly expanding markets in Asia, Europe, the Middle East, and Latin America, with an emphasis on Mexico. Through Digerati’s partnerships with established foreign carriers and network operators, interconnection and service agreements, and a NexTone powered VoIP network, ATSI believes it has clear advantages over its competition. Telefamilia Communications provides specialized retail communication services that includes VoIP services to the high-growth Hispanic market in the United States. ATSI also owns a minority interest of a subsidiary in Mexico, ATSI Comunicaciones, S.A. de C.V., which operates under a 30-year government issued telecommunications license.

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have identified forward-looking statements by using words such as "expect," "believe," "should," “may,” “intend,” and “anticipate” or words of similar import. Those statements include, but may not be limited to, all statements regarding our management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. These risks and uncertainties include the assumption that we will continue as a going business; our inability to predict or anticipate changes in regulations or the actions of domestic and foreign governments; and the continued availability of funds in amounts and on acceptable terms. More detailed information about ATSI Communications, Inc. is available in the Company’s public filings with the Securities and Exchange Commission. We believe that the assumptions underlying the forward- looking statements included in this release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management.  We assume no obligation to update any forward-looking statements, except as required by law.